As filed with the Securities and Exchange Commission on  June 24, 2010
Registration No. 333-164907

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-1/A
Amendment No. 7

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

DJSP ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

British Virgin Islands	7380	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

900 South Pine Island Road, Suite 400
Plantation, Florida 33324
Tel: (954) 233-8000 ext. 2024
Fax: (954) 233-8570
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kumar Gursahaney
900 South Pine Island Road, Suite 400
Plantation, Florida 33324
Tel: (954) 233-8000 ext. 2024
Fax: (954) 233-8570
(Address, including zip code, and telephone number,
including area code, of agent for service)

With copies to:

Mitchell S. Nussbaum, Esq.
Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
(212) 407-4000
(212) 407-4990 — Facsimile

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

EXPLANATORY NOTE

This amendment is being filed to reflect the incorporation by reference of certain exhibits.

Item 8. Exhibits.

Exhibit No.	Description
3.1	Memorandum and Articles of Association (1)
3.2	Second Amended and Restated Memorandum and Articles of Association (2)
4.1	Specimen Unit Certificate (4)
4.2	Specimen Ordinary Share Certificate (4)
4.3	Specimen Warrant Certificate (4)
4.4	Form of Unit Purchase Option Granted to the underwriters. (1)
4.5	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant (1)
4.6	Investor Registration Rights agreement dated January 15, 2010 (2)
4.7	Private Placement Registration Rights Agreement dated December 22, 2009 (2)
5.1	Opinion of Opinion of Maples & Calder (4)
5.2	Opinion of Loeb & Loeb LLP (4)
10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant (1)
10.2	Form of Securities Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Existing Shareholders (1)
10.3	Form of Private Placement Warrant Escrow Agreement among the Registrant, Continental Stock Transfer & Trust Company and the purchasers of the private placement warrants (1)
10.4	Form of Warrant Purchase Agreement between the Registrant and the purchasers of the private placement warrants.(1)
10.5	Form of Registration Rights Agreement among the Registrant and the Existing Shareholders.(1)
10.6	Form of Letter Agreement by and between the Registrant, Kerry Propper and the representatives of the underwriters.(1)
10.7	Form of Letter Agreement by and between the Registrant, Xiaosong Zhong and the representatives of the underwriters.(1)
10.8	Form of Letter Agreement by and between the Registrant, Li Gong and the representatives of the underwriters. (1)
10.9	Form of Letter Agreement by and between the Registrant, Li Zhang and the representatives of the underwriters.(1)
10.10	Form of Letter Agreement by and between the Registrant, Dr. Jianjun Shi and the representatives of the underwriters.(1)
10.11	Form of Letter Agreement by and between the Registrant Steve Urbach and the representatives of the underwriters.(1)
10.12	Form of Letter Agreement by and between the Registrant Jonas Grossman and the representatives of the underwriters. (1)

Exhibit No.	Description
10.13	Form of Letter Agreement by and between the Registrant George Kaufman and the representatives of the underwriters.(1)
10.14	Form of Letter Agreement by and between the Registrant Jiangnan Huang and the representatives of the underwriters.(1)
10.15	Form of Letter Agreement by and between the Registrant Royale Holdings and the representatives of the underwriters.(1)
10.16	Form of Letter Agreement by and between the Registrant Dr. Richard D. Propper and the representatives of the underwriters. (1)
10.17	Form of Letter Agreement by and between the Registrant Paula Beharry and the representatives of the underwriters.(1)
10.18	Form of Letter Agreement by and between the Registrant Daniel Beharry and the representatives of the underwriters.(1)
10.26	Form of Letter Agreement by and between the Registrant Li Ping He, as custodian for Tiffany He under the California Uniform Transfer to Minors Act and the representatives of the underwriters (1)
10.27	Form of Letter Agreement by and between the Registrant Carman Ramirez and the representatives of the underwriters.(1)
10.28	Form of Letter Agreement by and between the Registrant Edward Carter and the representatives of the underwriters.(1)
10.29	Form of Letter Agreement by and between the Registrant, Ida Carter and the representatives of the underwriters.(1)
10.30	Form of Employment Agreement for David J. Stern (2)
10.31	2009 Equity Incentive Plan (2)
10.32	Voting Agreement (2)
10.33	Form of Stern Note (2)
10.34	FlatWorld Services Agreement (2)
10.35	Consulting Services Agreement (2)
10.36	Form of Senior Note (2)
10.37	Senior Loan, Security and Pledge Agreement (2)
10.38	Subordination Agreement (2)
10.39	Form of Senior Security Agreements of each of DJS Processing, LLC, Professional Title and Abstract Company of Florida, LLC and Default Servicing LLC (2)
10.40	Form of Senior Guarantees of each of DJS Processing, LLC, Professional Title and Abstract Company of Florida, LLC and Default Servicing LLC (2)
10.41	Loan, Security, and Pledge Agreement (2)
10.42	Form of Security Agreements of each of DJS Processing, LLC, Professional Title and Abstract Company of Florida, LLC and Default Servicing LLC (2)
10.43	Form of Guarantees of each of DJS Processing, LLC, Professional Title and Abstract Company of Florida, LLC and Default Servicing LLC (2)
10.44	Amended and Restated Operating Agreement of DAL (2)
10.45	Form of Non-Employee Director Nonqualified Share Option Agreement (2)
10.46	Loan Agreement dated as of March 18, 2010 with Bank of America (3)
10.47	Services Agreement, dated as of January 15, 2010, by and between the Law Offices of David J. Stern, P.A. and DJS Processing, LLC (5)
10.48	Amendment to Services Agreement dated May 27, 2010 (5)
21.1	Subsidiaries of the Registrant (2)
23.1	Consent of Jewett, Schwartz, Wolfe & Associates, independent registered public accounting firm (4)
23.2	Consent of McGladrey, independent registered public accounting firm (4)
23.3	Consent of Maples & Calder (included in Exhibit 5.1)
23.4	Consent of Loeb & Loeb LLP (included in Exhibit 5.2)
24.1	Powers of Attorney (4)

(1) Incorporated by reference to Chardan 2008’s Registration Statement on Form F-1/A, filed with the SEC on  August 4, 2008.

(2) Incorporated by reference to the Company’s Shell Company Report on Form 20-F filed with the SEC on January 22, 2010.

(3) Incorporated by reference to the Company’s Annual Report on Form 20-F filed with the SEC on April 2, 2010.

(4) Previously filed.

(5) Incorporated by reference to Amendment 2 to the Company's Annual Report on Form 20-F filed with the SEC on June 24, 2010. Portions of this exhibit have been omitted pursuant to the Company’s request to the Securities and Exchange Commission for confidential treatment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Plantation, Florida on June 24, 2010.

DJSP Enterprises, Inc.

By:	/s/ David J. Stern
David J. Stern
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David J. Stern	Chief Executive Officer, President, Chairman and	June 24, 2010
David J. Stern	Director (principal executive officer)

/s/ Kumar Gursahaney	Chief Financial Officer and Executive Vice President	June 24, 2010
Kumar Gursahaney	(principal accounting and financial officer)

*	Director	June 24, 2010
Juan V. Ruiz

*	Director	June 24, 2010
Matthew S. Kayton

*	Director	June 24, 2010
Mark P. Harmon

*	Director	June 24, 2010
Jerry Hutter

*	Director	June 24, 2010
Nicholas H. Adler

*	Director	June 24, 2010
Stephen J. Bernstein

*By:	/s/ Kumar Gursahaney
Kumar Gursahaney
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of DJSP Enterprises, Inc., has signed this registration statement or amendment thereto in Plantation, Florida on June 24, 2010.

/s/ David J. Stern
David J. Stern